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                                                                    EXHIBIT 8.1






Quality Food Centers, Inc.
300 Atlantic Street
Stamford, Connecticut  06901

     Re: Reorganization of Quality Food Centers, Inc. ("Company") and its wholly owned subsidiaries.

Ladies and Gentlemen:

          We have been asked, as counsel to Company, a Washington corporation, to render this opinion regarding certain material U.S. federal income tax consequences of the proposed reorganization of Company and its wholly owned subsidiaries (the "Reorganization"), which is described below under "Description of the Reorganization." Capitalized terms not otherwise defined herein shall have the same meanings given to them in the Agreement (defined below) and the Form S-4 Registration Statement.

          In connection with this opinion, we have examined the originals, photocopies or certified copies of the Agreement and all other documents that we have deemed necessary or appropriate as a basis for the opinions hereinafter set forth. In such examination and in connection with this tax opinion, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as photocopies or certified copies; (ii) that each party to each document submitted to us has all requisite power and authority (corporate and otherwise) to execute and deliver, and to perform its obligations under, such document; (iii) that the execution and delivery by the parties to each document, and the performance by each such party of its obligations under each document, have been duly authorized by all necessary corporate and other action; (iv) that each document, instrument and certificate submitted to us has been duly executed and delivered, pursuant to all requisite power and authority (corporate and otherwise), by or on behalf of all persons and entities that are signatories thereto; and (v) that each document constitutes a valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.

          With your permission, as to questions of fact material to our opinions, we have relied solely upon statements and representations by officers and representatives of Company without independent verification, including those statements and representations contained in that certain Company Tax Matters Certificate dated the date hereof attached as EXHIBIT A (the "Tax Matters Certificate"), and upon the

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assumptions contained herein.  Without reliance on the Tax Matters
Certificate, we would not render this opinion.

          This opinion does not discuss and no opinion is given with respect to the impact of the Merger and the Reorganization, if any, on the tax consequences to Company, New Parent, Holding Company, Merger Sub, KUA, Hughes or any holder of Company Common Stock arising from any prior or subsequent transaction involving any of such entities or any successor(s) thereto, except as discussed below with respect to possible application of the step transaction doctrine. This opinion does not address consequences peculiar to Company shareholders subject to special provisions of federal income tax law, including, without limitation, tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, nonresident alien individuals and foreign entities. This opinion is limited to shareholders who own Company Common Stock as capital assets.

          In rendering this opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time. This opinion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time. All section references, unless otherwise indicated, are to the Code.

DESCRIPTION OF THE REORGANIZATION

          Our opinion is based upon the following facts as more fully
described in the Agreement and Plan of Merger dated as of          , 1997
(the "Agreement") and the Form S-4 Registration Statement. Company is the 100% owner of KU Acquisition Corporation, a Washington corporation ("KUA"), and Hughes Markets, Inc., a California corporation ("Hughes"). The Company recently organized three direct or indirect, wholly owned subsidiaries: (i) New Parent, a wholly owned direct subsidiary of the Company, (ii) Holding Company, a wholly owned subsidiary of New Parent, and (iii) Merger Sub, a wholly owned subsidiary of Holding Company. Each of New Parent, Holding Company and Merger Sub was created solely for the purpose of implementing the Reorganization, and none of such corporations has conducted any business (other than with respect to certain guarantees of indebtedness of the Company entered into by New Parent and Holding Company in anticipation of the Reorganization).

          Merger Sub will merge with Company (the "Merger") pursuant to the
Agreement, with the  Company as the Surviving Corporation.   Each issued and
outstanding share of Merger Sub voting common stock will be converted into a share of the voting common stock of the Surviving Corporation.

          Pursuant to the terms of the Merger, each share of Company Common

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Stock outstanding immediately prior to the Effective Time of the Merger
(other than held by holders who have properly exercised dissenters' rights under Washington law) will be converted into one share of issued and outstanding voting stock of New Parent ("New Common Stock").

          As a result of the Reorganization, (i) Holding Company will become a wholly owned subsidiary of New Parent, (ii) each of Company, Hughes and KUA will become indirect subsidiaries of New Parent and (iii) Company will become a wholly owned subsidiary of Holding Company. Following the Reorganization, New Parent's operations will be conducted primarily through Company, Hughes and KUA as operating subsidiaries held indirectly by New Parent.

FACTUAL ASSUMPTIONS

          For purposes of this opinion, we have assumed the following, based upon representations and statements contained in the Agreement and the Tax Matters Certificate:

      1. The Merger is being undertaken by Company, New Parent and Holding Company for reasons germane to their respective businesses.

      2. The fair market value of the New Common Stock received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.

      3. Except for the New Common Stock which is owned by Company prior to the Merger and which will be canceled and retired in the Reorganization, New Parent has no plan or intention to redeem or otherwise reacquire any of the New Common Stock issued in the Merger. Holding Company has no plan or intention to acquire any of the New Common Stock issued in the Merger.

      4. There is no plan or intention by the Company shareholders to sell, exchange or otherwise dispose of a number of shares of New Common Stock received in the Merger that would reduce the Company shareholders' ownership of New Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Company Common Stock as of the same date. For purposes of this representation, shares of Company Common Stock surrendered by dissenters will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and shares of New Common Stock held by Company shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation.

      5. After the Merger, Company will not issue additional shares of its stock or other equity interest. After the Merger, Holding Company will not issue additional shares of its stock or other equity interest.

      6. After the Merger, Holding Company will own 100% of the outstanding equity interests in Company (including any right to acquire an equity interest). Holding Company has no plan or intention to liquidate Company, to merge Company into another corporation, to cause Company to sell or otherwise dispose of any of its assets, except in the ordinary course of business, to sell, distribute or otherwise dispose of any of the Company Common Stock acquired in the Merger, or to cause Company to issue additional stock or other equity interests.

      7. After the Merger, New Parent will own 100% of the outstanding equity interests in Holding Company (including any right to acquire an equity interest). New Parent has no plan or intention to liquidate Holding Company, to merge Holding Company into another corporation, to cause Holding Company to sell or otherwise dispose of any of its assets, except in the ordinary course of business, or to sell, distribute or otherwise dispose of any of the shares of stock of Holding Company or cause Holding Company to issue additional stock or other equity interests.

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      8.  Holding Company will acquire Company Common Stock solely in exchange for New Common Stock. For purposes of this representation, Company Common Stock redeemed for cash or other property furnished by New Parent or Holding Company will be considered as acquired by Holding Company.

      9. Except for Holding Company's becoming the borrower under the Revolving Credit Facility and the Acquisition Facility, no liabilities of Company will be assumed by New Parent or Holding Company or settled at a discount. The New Credit Facility, Revolving Credit Facility and the Acquisition Facility were incurred by Company in the ordinary course of business. No liabilities of the Company shareholders will be assumed by New Parent or Holding Company. At the time of the Merger, no Company Common Stock will be subject to any liabilities.

     10. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any equity interest in Company.

     11. At the time of the Merger, Holding Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any equity interest in Holding Company.

     12. None of New Parent, Holding Company or any member of a controlled group within the meaning of Section 1563, determined without regard to
Section 1563(b)(2) ("Controlled Group") in which New Parent is also a member ("New Parent Controlled Group"), owns, or has owned, directly or indirectly, during the past five years, any Company Common Stock.

     13. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business as a wholly-owned subsidiary of Holding Company.

     14. Company will pay its dissenting shareholders the value of their Company Common Stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by New Parent, Holding Company or Merger Sub, nor will New Parent, Holding Company or Merger Sub directly or indirectly reimburse Company for any payments to dissenters. Any cash contributed to Merger Sub by Holding Company to satisfy initial capitalization requirements will be returned to Holding Company following the Merger. Nondissenting Company shareholders will receive no consideration other than New Common Stock.

     15. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

     16. At all times prior to the Merger, New Parent has owned all of the outstanding equity interests of Holding Company (including rights to acquire an equity interest in Holding Company, if any). Prior to the Merger, New Parent will be in control of Holding Company within the meaning of Section 368(c). Holding Company formed Merger Sub solely for the purpose of effectuating the Merger and at all times prior to the Merger, Merger Sub has not and will not conduct any business or investment activities.

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     17. In connection with the Merger, no Company shareholder is acting on behalf of, or as an agent for, New Parent or any New Parent Controlled Group member.

     18. No shares of Holding Company stock have been or will be used as consideration or issued to the shareholders of Company in the Merger.

     19. New Parent, Holding Company, Company and the Company shareholders will each pay separately its or their own expenses, if any, incurred in connection with the Merger, except that all filing fees payable to the Commission and fees incurred in connection with the Form S-4 Registration Statement and printing of documents distributed to Company shareholders will be paid by Company.

     20. Any compensation paid to Company shareholders who enter into an employment, consulting or noncompetition agreement, if any, with New Parent, Holding Company or Company (or any member of a Controlled Group in which New Parent or Holding Company is also a member) will be for services actually rendered or to be rendered and will be commensurate with amounts paid to those parties bargaining at arm's length for similar services. None of such compensation represents consideration for the exchange of Company Common Stock for New Common Stock. None of the New Common Stock to be received by Company shareholders in the Merger will be separate consideration for or otherwise allocable to anything other than Company Common Stock, such as for services or any covenant not to compete.

     21. There is no intercorporate indebtedness existing between New Parent and Company or between Holding Company and Company that was issued, acquired or will be settled at a discount as a result of the Merger.

     22. The percentage of Company Common Stock held by dissenting Company shareholders will be less than 1% of the total outstanding Company Common Stock.

     23. For the tax period ending on or immediately prior to the Merger, Company, New Parent, Holding Company and Merger Sub will constitute a controlled group within the meaning of Section 1563, determined without regard to Section 1563(b)(2), with Company as the common parent corporation, and such controlled group will file a consolidated federal income tax return for such tax period with Company as the common parent corporation.

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     24.  None of Company, New Parent, Holding Company or Merger Sub is an
  investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code or under Section 351(e)(1) and Treasury regulation 1.351-1(c)(1)(ii).

     25. None of Company, New Parent, Holding Company or Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code and the New Common Stock received by Company shareholders in the Merger will not be used to satisfy any indebtedness.

     26. The information contained in the Form S-4 Registration Statement to which this opinion is attached is true, accurate and complete in all respects.

     27. The Merger will be consummated pursuant to the Agreement and the Form S-4 Registration Statement.

     28. Except for guarantees by New Parent, Holding Company, Hughes and KUA with respect to the New Credit Facility, no Company shareholder or affiliate of any Company shareholder has guaranteed, pledged collateral with respect to or otherwise provided security for, any borrowing, liability or other obligation of the Company, Hughes or KUA. Except with respect to the Hughes acquisition and the KUI acquisition, no funds borrowed under the New Credit Facility has or will be directly or indirectly distributed to or otherwise transferred to Company shareholders.

     29.  No fractional shares of New Common Stock will be issued in the Merger.

     30. No New Parent stock or securities will be issued for services rendered to or for the benefit of New Parent in connection with the Reorganization, and no stock or securities will be issued for indebtedness of New Parent that is not evidenced by a security or for interest on indebtedness of New Parent which accrued on or after the beginning of the holding period of the Company shareholders for the debt.

     31. None of the Company Common Stock to be converted into New Common Stock in the Merger is "section 306 stock."

     32. The Reorganization is not the result of the solicitation by a promoter, broker, or investment house.

     33. The Company shareholders will not retain any rights in the Company Common Stock.

     34. With respect to each Company shareholder, the adjusted basis and the fair market value of the Company Common Stock converted into New Common Stock in the Merger will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by Holding Company and New Parent plus any liabilities to which such Company Common Stock is subject.

     35. There is no indebtedness between New Parent and the Company shareholders or between the Holding Company and Company shareholders and there will be no indebtedness created in favor of the Company shareholders, New Parent or Holding Company as a result of the Reorganization.

     36. No liabilities of the Company shareholders will be assumed by New Parent or Holding Company in the Reorganization and the Company Common Stock to be converted into New Common Stock will not be subject to any liabilities.

     37. The Merger and Reorganization will occur under a plan agreed upon before the transaction in which the rights of New Parent, Holding Company, Company and Merger Sub are defined.

     38. All the steps in the Reorganization will occur on approximately the same date.

     39. Taking into account any issuance of additional shares of New Common Stock; any issuance of shares of New Common Stock for services; the exercise of any New Common Stock rights, warrants, or subscriptions; a public offering of New Common Stock; and the sale, exchange, transfer by gift, or other disposition of any of the shares of New Common Stock to be received in the exchange, the Company shareholders (both including and excluding the former shareholders of KUI) will be in "control" of New Parent within the meaning of section 368(c) of the Code.

     40. Each nondissenting Company shareholder will receive New Common Stock approximately equal to the fair market value of their respective Company Common Stock.

     41.  New Parent will remain in existence after the Reorganization.

     42. The Company shareholders are not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of section 368(a)(3)(A) of the Code) and the shares of New Common Stock received in the exchange will not be used to satisfy the indebtedness of such debtor.

     43. New Parent will not be a "personal service corporation" within the meaning of section 269A of the Code.

     44. None of the shares of Company Common Stock to be converted into New Common Stock under the Merger was received by the Company shareholders, or shares of Company Common Stock acquired or held by Holding Company were acquired, as part of the liquidation of another corporation affiliated with New Parent, Holding Company, Company, Hughes, KUA or KUI.

     45. No stock or securities of Holding Company will be issued for services rendered to or for the benefit of Holding Company in connection with the Reorganization, and no stock or securities will be issued for indebtedness of Holding Company that is not evidenced by a security or for interest on indebtedness of Holding Company which accrued on or after the beginning of the holding period of New Parent for the debt.

     46. After the Merger, New Parent will not have any rights in the Company Common Stock.

     47. There is no indebtedness between Holding Company and New Parent and there will be no indebtedness created in favor of New Parent as a result of the Reorganization.

     48. There is no plan or intention on the part of Holding Company to redeem or otherwise acquire any New Common Stock to be issued in the Merger or any Holding Company stock.

     49. Taking into account any issuance of additional shares of Holding Company stock; any issuance of shares for services; the exercise of any Holding Company stock rights, warrants, or subscriptions; a public offering of Holding Company stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of Holding Company to be received in the exchange, New Parent will be in "control" of Holding Company within the meaning of section 368(c) of the Code. In addition, no person or entity has or will have any option or other right to acquire any equity interest in Holding Company.

     50. New Parent will not receive additional shares of stock of Holding Company as a result of the Reorganization because New Parent already owns all of Holding Company's stock.

     51. After the Reorganization, Holding Company will remain in existence and retain the Company Common Stock received in the Merger.

     52. There is no plan or intention by Holding Company to dispose of any Company Common Stock.

     53. Before and after the Reorganization, the only equity interests (as determined for federal income tax purposes) in New Parent shall be the New Common Stock. Before and after the Reorganization, the only equity interests (as determined for federal income tax purposes) in Company shall be the Company Common Stock. Before and after the Reorganization, the only equity interests (as determined for federal income tax purposes) in Holding Company shall be the common shares of Holding Company.

     54. Holding Company will not be a "personal service corporation" within the meaning of section 269A of the Code.

     55. The former shareholders of KUI who participated in the KUI acquisition received, in the aggregate, 10% or less of the outstanding Company Common Stock (as determined at the time of the KUI acquisition) in the KUI acquisition, currently hold, in the aggregate, 10% or less of the outstanding Company Common Stock and, after the Reorganization, will hold 10% or less of the outstanding New Common Stock.

     56. No Company shareholder acquired Company Common Stock with the plan, intent or purpose of participating in the Reorganization.

     57.  Such other matters set forth in the Tax Matters Certificate.

OPINIONS

          Based on the Tax Matters Certificate and the factual assumptions contained herein, and subject to the discussion below, we are of the opinion that for U.S. federal income tax purposes:

        1. The Merger should qualify as an exchange under Section 351 and may qualify as a reorganization under Section 368(a).

        2. No gain or loss should be recognized by the holders of Company Common Stock on their exchange of Company Common Stock solely for New Common Stock pursuant to the Merger.

        3. The tax basis of the New Common Stock received by each holder pursuant to the Merger should be the same as the holder's basis in Company Common Stock surrendered in the Merger, and the holding period of such New Common Stock should include the period during which such holder held the Company Common Stock surrendered in the Merger, provided that such Company Common Stock was held as a capital asset on the date of the exchange.

        4. No gain or loss should be recognized by New Parent on the exchange of Company Common Stock solely for New Common Stock pursuant to the Merger.

        5. No gain or loss should be recognized by Holding Company on the exchange of Company Common Stock solely for New Common Stock pursuant to the Merger.

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        6. Under the Reorganization, certain transactions involving the New
Credit Facility, Term Loan Facility, Revolving Credit Facility and Acquisition Facility may result in one or more deferred intercompany gains or losses to New Parent, Holding Company and/or Company, which deferred intercompany gains or losses, if any, should not be recognized unless a subsequent recognition event occurs under the applicable Treasury regulations and IRS rulings.

        7. Dissenting holders of Company Common Stock who receive solely cash in exchange for all of their shares of Company Common Stock (including shares held directly, indirectly or through attribution) should recognize gain or loss equal to the difference between (i) the cash received by such holder (other than in respect of interest) pursuant to the Merger and (ii) the adjusted tax basis of such shareholder in his shares of Company Common Stock. Any amount received as interest income will be taxed as ordinary income.

         Generally, in an exchange under Section 351, the transferors directly transfer property to a corporation in exchange for shares of stock in such corporation. Under the Merger, instead of a direct transfer of the Company Common Stock by the Company shareholders to New Parent in exchange for New Common Stock, the Company shareholders will exchange Company Common Stock for New Common Stock as part of the Merger of Merger Sub into Company. In three Private Letter Rulings the IRS has ruled that transactions similar to the Merger qualified as exchanges under Section 351. See Priv. Ltr. Ruls. 9151032 (9/24/91), 9033037 (5/21/90) and 8635048 (6/3/86).

          In Private Letter Ruling 9151032, Parent, a publicly traded company, held all of the outstanding stock of Holding, Holding held all of the outstanding stock of Holding Sub and Holding Sub held all of the outstanding stock of Merger Subsidiary. Pursuant to a merger agreement, Merger Subsidiary merged with and into Parent, with Parent as the surviving entity. As a result of the merger, Parent became a second tier subsidiary of Holding and a first tier subsidiary of Holding Sub. Merger Subsidiary was formed solely for the purpose of participating in the merger. The IRS ruled that although the transaction was structured as a merger of Merger Subsidiary into Parent, the substance of the transaction was an exchange by the nondissenting shareholders of Parent of their Parent stock for Holding stock, followed by the immediate transfer of the Parent stock by Holding to Holding Sub. Under this recharacterization of the merger, the IRS ruled that the transaction qualified as an exchange by the nondissenting shareholder of Parent of Parent stock for Holding stock under Section 351.

          Private Letter Rulings may only be relied upon by the taxpayers who requested such rulings. However, Private Letter Rulings are a good indication of the manner in which the IRS would rule in similar transactions. The merger transaction in Private Letter Ruling 9151032 is substantially similar to the Merger. Thus, we believe that the IRS should apply the same analysis to the Merger. However, there can be no assurances that the IRS would not apply a different analysis to the Merger and the Reorganization and hold that the Merger does not qualify as an exchange under Section 351.

          Although gain or loss should not be recognized by holders of Company Common Stock on their exchange of such stock solely for New Common Stock in the Merger, the Reorganization could effect the tax characterization of the KUI Transactions (as defined below) and the tax consequences of the KUI Transactions to KUI, KUA and the former shareholders of KUI. The Reorganization could have such an effect because a fundamental principle of U.S. federal income tax law is that taxation should be based on the substance, and not the form, of the transactions consummated by the parties thereto. One aspect of the "substance over form" doctrine is the "step transaction" doctrine under which courts and the IRS may, in certain circumstances, amalgamate a series of formally separate transactions and treat them as a single transaction if the transactions are in substance integrated and focused toward a particular result. See Penrod v. Commissioner, 88 T.C. 1415 (1987); Bittker & Eustice, Federal Income Taxation of Corporations and Shareholders, Para. 12.61[3] (6th ed.). In applying the step transaction doctrine, courts may also examine the proximity of one transaction to another. Weikel v. Commissioner, T.C. Memo 1986-58, n.19. Thus, the step transaction doctrine is potentially applicable whenever a series of transactions occurs close in time or may be viewed as part of an overall plan.

          We understand that on December 18, 1996, the Company entered into an agreement to acquire certain assets of Keith Uddenberg, Inc. ("KUI") through a merger of KUI into a wholly owned subsidiary of the Company, KUA. KUA, which was formed for the sole purpose of effecting the acquisition, was the surviving corporation in the merger (the "KUI acquisition"). The KUI acquisition was completed on February 14, 1997 and was intended to qualify as a reorganization under Section 368(a)(1). Prior to the KUI acquisition, KUI caused a Washington corporation ("Spin-Off Co.") to be incorporated and transferred certain property to Spin-Off Co. in exchange for the issuance of all of the shares of Spin-Off Co. capital stock to KUI, which capital stock KUI then distributed to its shareholders in a transaction intended to qualify as a spin-off under Section 355 (the "Spin-Off"). The KUI acquisition and the Spin-Off are referred to collectively as the "KUI Transactions." We understand that at the time Company was considering the KUI Transactions, Company also intended to undertake the Reorganization after obtaining the approval of the Company's shareholders.

          The step transaction doctrine applies to transactions such as the Reorganization and to transactions such as the KUI Transactions. Because the Reorganization and the KUI Transactions would occur close in time and because the Company was considering the Reorganization at the time of the KUI Transactions, the Reorganization and the KUI Transactions could be viewed under the

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step transaction doctrine as integrated transactions that were part of an overall plan. If the step transaction doctrine was applied to the Reorganization and the KUI Transactions, one possible characterization of the transaction is that it qualified as one or more transactions under Section 351 and/or Section 368(a). The application of the step transaction doctrine, however, could also result in the KUI Transactions being characterized as fully taxable transactions to KUI and the former shareholders of KUI who exchanged their KUI shares for shares of Company Common Stock, subjecting KUI, KUA and such former shareholders of KUI to tax, interest and, possibly, penalties.

          If the IRS were to successfully assert the step transaction doctrine in a manner which results in the KUI Transactions being fully taxable transactions: (1) each former shareholder of KUI who participated in the KUI Transactions may recognize (a) gain or loss equal to the difference, if any, between the fair market value of the Company Common Stock and cash received in the KUI acquisition (determined as of the date such Company Common Stock was received) and such shareholder's adjusted tax basis in the KUI shares exchanged therefor, and (b) a dividend equal to the fair market value of any assets of KUI directly or indirectly received in the KUI Spin-Off (determined as of the date such KUI assets were received) and (2) KUI and KUA, as the successor to KUI, may recognize gain or loss equal to the difference, if any, between the fair market value of the assets of KUI (as determined as of the date of the KUI Transactions) and KUI's adjusted tax basis in its assets (as determined as of the date of the KUI Transactions). In addition, the tax attributes of KUI would not be acquired by KUA as part of the KUI acquisition.

          Courts have formulated three tests to determine whether separate transactions should be treated as a single integrated transaction under the step transaction doctrine. One test is the "interdependence" test under which separate transactions are stepped together if the transactions were so interdependent that the action would have been fruitless without completing all of the steps. McDonald's Restaurants of Illinois, Inc. v. Commissioner, 688 F.2d 520, 540 (7th Cir. 1982). A second, and the most restrictive, test is the "binding commitment" test under which separate steps are treated as a single transaction if, after the final step in a transaction is taken, there is a binding commitment to complete the later steps. Commissioner v. Gordon, 391 U.S. 83 (1968); McDonald's Restaurants of Illinois, 688 F.2d at 525. The most far-reaching of the tests is the "end result" test under which the step transaction doctrine is invoked if it appears that a series of formally separate steps are really prearranged parts of a single transaction intended from the beginning to reach the ultimate result. Penrod, 88 T.C. at 1429. The end result test focuses on the parties' actual intent to determine what end result the parties sought. Weikel v. Commissioner, T.C. Memo 1986-58.

          An example of the application of the step transaction doctrine is the case of King Enterprises, Inc. v. United States, 418 F.2d 511 (Ct. Cl.
1969). In that case, the court applied the step transaction doctrine to treat an acquisition of a target corporation's stock by an acquiring corporation and the subsequent merger of the target

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into the acquiring corporation as a single transaction.  The court concluded that the merger was the intended result of the transaction from the outset and that the initial acquisition of the target's stock by the acquiring corporation was "a mere transitory step." In reaching this conclusion, the court relied on the fact that (a) officers of the acquiring corporation considered merging its existing subsidiaries into the acquiring corporation before the initial agreement to acquire the target's stock; (b) the acquiring corporation instituted steps to consummate the merger of the target into the acquiring corporation shortly after the acquisition of the target's stock; and (c) the merger was motivated primarily by a desire to avoid additional income tax and to obtain other tax advantages.

          As noted above, the application of the step transaction doctrine to the Reorganization and the KUI Transactions could be supported by the fact that the Reorganization and the KUI Transactions would occur close in time and that Company was considering the Reorganization at the time of the KUI Transactions. However, the time interval between transactions is not, by itself, the decisive factor in determining the application of the step transaction doctrine. Mintz and Plumb, Step Transactions in Corporate Reorganizations, 12 N.Y.U. Inst. On Fed. Tax'n, 247, 249 (1954) (citing cases); Paul and Zimet, Selected Studies in Federal Taxation, Step Transactions, 200, 226-227 (1938) (citing cases). In addition, even if the Reorganization and the KUI Transactions could be viewed as part of a single plan, the existence of an overall plan does not alone justify application of the step transaction doctrine. Esmark, Inc. & Affiliated Companies v. Commissioner, 90 T.C. 171, 195 (1988), aff'd without published opinion, 886 F.2d 1318 (7th Cir. 1989). Moreover, unlike the facts in the King Enterprises, Inc. case discussed above, the Reorganization does not involve a transfer of the assets of KUI which were acquired by KUA in the KUI acquisition. In addition, the Company has represented below that the Reorganization is not being undertaken to avoid federal income taxes, to obtain any specific tax advantages, or to effect a transfer of the assets of KUI which were acquired by KUA in the KUI acquisition.

          In addition, the IRS has stated that threshold steps will not be disregarded under the step transaction doctrine if such steps result in "a permanent alteration of a previous bona fide business relationship" and that the substance of each step will be recognized and the step transaction doctrine will not apply, if each such step "demonstrates independent economic significance, is not subject to attack as a sham, and was undertaken for valid business purposes and not mere avoidance of taxes." Rev. Rul. 79-250, 1979-2 C.B. 156; Rev. Rul. 78-330, 1978-2 C.B. 147. The step transaction doctrine, therefore, generally combines a series of "individually meaningless" or "unnecessary" steps into a single transaction. Esmark, Inc., 90 T.C. at 195.

          Company has represented and, for the purposes of this opinion, we have assumed the following:

          1. Company is not obligated to undertake the Reorganization by the terms or provisions of the KUI Transactions or by any other agreement between Company and KUI or the former shareholders of KUI.

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          2.   The KUI Transactions were not dependent upon Company's
initiating or consummating the Reorganization and will not be effected, in any manner, by the consummation or failure to consummate the Reorganization.

          3. Company intended to undertake the Reorganization regardless of whether the KUI Transactions were consummated and the proposal of the Reorganization by Company and the consummation of the Reorganization were not dependent upon the consummation of the KUI acquisition.

          4. No negotiations have taken place between Company and KUI or the former shareholders of KUI regarding the implementation, terms or provisions of the Reorganization.

          5. The KUI Transactions were undertaken for business reasons that were unrelated to the Reorganization.

          6. The Reorganization was first considered by Company and is being proposed for business reasons that are unrelated to the KUI
Transactions.

          7. The Reorganization is not being undertaken to avoid federal income taxes, to obtain any tax advantages or to effect a transfer of the assets of KUI which were acquired by KUA in the KUI Transactions.

          The application of the step transaction doctrine is based on an analysis of the particular facts and circumstances of each series of transactions. There are no controlling Treasury regulations, published rulings or judicial decisions involving the possible application of the step transaction doctrine to transactions such as the Reorganization and the KUI Transactions. There are facts and circumstances which both do not support and do support the application of the step transaction doctrine to the Reorganization and the KUI Transactions. The foregoing analysis and opinion of Bogle & Gates, P.L.L.C. with respect to the possible application of the step transaction doctrine are based upon all of the facts and circumstances and upon administrative pronouncements and judicial decisions involving situations that are considered to be relevant to the Reorganization and the KUI Transactions. Based on the above representations and the foregoing analysis, in our opinion the better reasoned analysis is that the Reorganization and the KUI Transactions not be treated as a single integrated transaction under the step transaction doctrine.

          Because application of the step transaction doctrine is based on an analysis of the facts and circumstances of a particular series of transactions and because the successful application of the doctrine to the Reorganization and the KUI Transactions by the IRS may result in a significant tax liability, interest and, possibly, penalties to KUI, KUA and the former shareholders of KUI, Company, KUA and the KUI shareholders may have to pursue their position regarding the non-application of the step transaction doctrine through administrative and court proceedings. If the application of the step transaction doctrine is litigated in court, no assurance can be given that the courts will not disagree with the opinions and analysis set forth herein and make a contrary ruling. We caution that our opinion is based on the federal income tax laws as they exist on the date of this opinion. This opinion does not address and should not be

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interpreted as making any statement regarding the viability of any potential cause of action against New Parent, Holding Company, Company or KUA relating to or arising out of the Reorganization and/or the KUI Transactions.

          In addition, the IRS and the courts may successfully apply the step transaction doctrine to the Reorganization and the KUI Transactions in a manner which causes the Merger to fail to qualify as a reorganization under
Section 368. However, in our opinion, the IRS should not be able to successfully apply the step transaction doctrine to the Reorganization and the KUI Transactions in a manner which causes the Merger to fail to qualify as an exchange under Section 351. However, if the IRS were to successfully apply the step transaction doctrine to the Merger in a manner which causes the Merger to fail to qualify as an exchange under Section 351 and a reorganization under Section 368, the Company shareholders would recognize gain or loss equal to the difference between the fair market value of the New Common Stock (as determined at the time of the Merger) and cash received in the Merger, and their adjusted tax basis in the Company Common Stock exchanged therefor.

          It is our understanding that Company will not request a ruling from the IRS regarding the Reorganization and the application of the step transaction doctrine to the Reorganization and the KUI Transactions. You should be aware that our opinion is not binding on the IRS and the courts and that there can be no assurances that the IRS and the courts will not disagree with the opinions and analysis set forth herein and the IRS will not successfully assert a contrary position. This opinion, therefore, does not constitute a guarantee that the IRS will not successfully challenge the tax treatment of the Reorganization or the KUI Transactions. No assurance can be given that future legislative or administrative changes or court decisions will not significantly modify the statements and opinions expressed herein. Any such changes may be retroactive with respect to transactions completed prior to the effective dates of such changes. Changes in the Code, the regulations or rulings, or court decisions after the date of this letter may alter the anticipated tax treatment discussed herein.

          Our opinion is limited to the specific matters described above with respect to the Merger. Except as otherwise described above, no opinion is given regarding the tax consequences of transactions other than the Merger or the tax impact of the Merger on other transactions. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to the Reorganization, or to any transaction whatsoever, including the Merger and the Reorganization, if all the transactions described in the Form S-4 Registration Statement are not consummated as described in the Form S-4 Registration Statement and in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof or if all the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. Specifically and without limiting the generality of the foregoing, no opinion is given regarding the tax consequences of the New Credit Facility, Term Loan Facility, Revolving Credit Facility, Acquisition Facility, Holding Company becoming the borrower under the Revolving Credit Facility and the Acquisition Facility, the Notes, the Exchange Notes, any stock option plan, any stock unit plan, any other employee compensation plan and any employee benefit plan.

          This opinion is furnished to you solely in connection with the Reorganization. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. We disclaim any obligation to update this letter or otherwise to advise you of any matters (including, but not limited to, any subsequently enacted, published or reported laws, rules, regulations or judicial decisions having retroactive effect) which may come to our attention after the date of this letter and which affect any of the opinions expressed in this letter. In addition, the opinions set forth herein are based solely on the documents we have examined, the information contained in the Tax Matters Certificate, the factual assumptions set forth above, the additional information that we have obtained, and the representations that have been made to us, and this opinion letter cannot be relied upon if any of the facts contained in such documents, the Tax Matters Certificate, such factual assumptions, or if such additional information is, or later becomes, inaccurate, or if any of the representations made to us is, or later becomes, inaccurate. We hereby consent to the filing of this opinion as an exhibit to the Form S-4 Registration Statement and to the use of our name under the headings "The Reorganization--Certain Federal Income Tax Consequences; Accounting Treatment" and "Tax Opinion." In giving this consent, we do not thereby admit that we are in

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the category of persons whose consent is required under Section 7 of the
Securities Act of 1933, as amended.




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                                                                      EXHIBIT A

                            TAX MATTERS CERTIFICATE

                                      OF

                           QUALITY FOOD CENTERS, INC.




     The representations set forth below are provided by the undersigned parties in connection with the Form S-4 Registration Statement dated as of _________ __, 1997 (the "Registration Statement") and the Agreement and Plan
of Merger dated as of        , 1997 (the "Agreement"), by and among Quality
Food Centers, Inc. ("Company"), Quality Food, Inc. ("New Parent"), and QFC Sub, Inc. ("Merger Sub"). Each of the individuals who signs below hereby declares that he or she is an officer of the company under whose name he or she has signed and has the title set forth below and has knowledge of the facts that are the subject matter of the following representations. Each of the undersigned understands that this certificate will be relied upon by Bogle & Gates P.L.L.C. in connection with its opinion to be attached as an exhibit to the Registration Statement and will be discussed therein under the heading "Certain Federal Income Tax Consequences; Accounting Treatment." Capitalized terms used but not defined herein have the meanings given to them in the Agreement and the Registration Statement. The terms "equity," "equity interest," "borrowings," "loan," "debt," "indebtedness," "liability" and similar terms shall have the meanings given to them under applicable federal income tax law. The undersigned recognizes that to the extent representations are made to the knowledge or best knowledge of any person(s) or entity(ies), Bogle & Gates P.L.L.C. will be relying in its opinion on the accuracy of the underlying statements as if represented without such qualification.

      1. The Merger is being undertaken by Company, New Parent and Holding Company for reasons germane to their respective businesses.

      2. The fair market value of the New Common Stock received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.

      3. Except for the New Common Stock which is owned by Company prior to the Merger and which will be canceled and retired in the Reorganization, New Parent has no plan or intention to redeem or otherwise reacquire any of the New Common Stock issued in the Merger. Holding Company has no plan or intention to acquire any of the New Common Stock issued in the Merger.

      4. There is no plan or intention by the Company shareholders who own five percent of more of the Company Common Stock and, to the knowledge of the management of New Parent, Holding Company and Company, there is no plan or intention on the part of the remaining Company shareholders to sell, exchange or otherwise dispose of a number of shares of New Common Stock received in the Merger that would reduce the Company shareholders' ownership of New Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Company Common Stock as of the same date. For purposes of this representation, shares of Company Common Stock surrendered by dissenters will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and shares of New Common Stock held by Company shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation.

      5. After the Merger, Company will not issue additional shares of its stock or other equity interest. After the Merger, Holding Company will not issue additional shares of its stock or other equity interest.

      6. After the Merger, Holding Company will own 100% of the outstanding equity interests in Company (including any right to acquire an equity interest). Holding Company has no plan or intention to liquidate Company, to merge Company into another corporation, to cause Company to sell or otherwise dispose of any of its assets, except in the ordinary course of business, to sell, distribute or otherwise dispose of any of the Company Common Stock acquired in the Merger, or to cause Company to issue additional stock or other equity interests.

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      7.  After the Merger, New Parent will own 100% of the outstanding equity interests in Holding Company (including any right to acquire an equity interest). New Parent has no plan or intention to liquidate Holding Company, to merge Holding Company into another corporation, to cause Holding Company to sell or otherwise dispose of any of its assets, except in the ordinary course of business, or to sell, distribute or otherwise dispose of any of the shares of stock of Holding Company or cause Holding Company to issue additional stock or other equity interests.

      8. Holding Company will acquire Company Common Stock solely in exchange for New Common Stock. For purposes of this representation, Company Common Stock redeemed for cash or other property furnished by New Parent or Holding Company will be considered as acquired by Holding Company.

      9. Except for Holding Company's becoming the borrower under the Revolving Credit Facility and the Acquisition Facility, no liabilities of Company will be assumed by New Parent or Holding Company or settled at a discount. The New Credit Facility, Revolving Credit Facility and the Acquisition Facility were incurred by Company in the ordinary course of business. No liabilities of the Company shareholders will be assumed by New Parent or Holding Company. At the time of the Merger, no Company Common Stock will be subject to any liabilities.

     10. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any equity interest in Company.

     11. At the time of the Merger, Holding Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any equity interest in Holding Company.

     12. None of New Parent, Holding Company or any member of a controlled group within the meaning of Section 1563, determined without regard to
Section 1563(b)(2) ("Controlled Group") in which New Parent is also a member ("New Parent Controlled Group"), owns, or has owned, directly or indirectly, during the past five years, any Company Common Stock.

     13. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business as a wholly owned subsidiary of Holding Company.

     14. Company will pay its dissenting shareholders the value of their Company Common Stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by New Parent, Holding Company or Merger Sub, nor will New Parent, Holding Company or Merger Sub directly or indirectly reimburse Company for any payments to dissenters. Any cash contributed to Merger Sub by Holding Company to satisfy initial capitalization requirements will be returned to Holding Company following the Merger. Nondissenting Company shareholders will receive no consideration other than New Common Stock.

     15. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

     16. At all times prior to the Merger, New Parent has owned all of the outstanding equity interests of Holding Company (including rights to acquire an equity interest in Holding Company, if any). Prior to the Merger, New Parent will be in control of Holding Company within the meaning of Section 368(c). Holding Company formed Merger Sub solely for the purpose of effectuating the Merger and at all times prior to the Merger, Merger Sub has not and will not conduct any business or investment activities.

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     17. In connection with the Merger, no Company shareholder is acting on behalf of, or as an agent for, New Parent or any New Parent Controlled Group member.

     18. No shares of Holding Company stock have been or will be used as consideration or issued to the shareholders of Company in the Merger.

     19. New Parent, Holding Company, Company and the Company shareholders will each pay separately its or their own expenses, if any, incurred in connection with the Merger, except that all filing fees payable to the Commission and fees incurred in connection with the Form S-4 Registration Statement and printing of documents distributed to Company shareholders will be paid by Company.

     20. Any compensation paid to Company shareholders who enter into an employment, consulting or noncompetition agreement, if any, with New Parent, Holding Company or Company (or any member of a Controlled Group in which New Parent or Holding Company is also a member) will be for services actually rendered or to be rendered and will be commensurate with amounts paid to those parties bargaining at arm's length for similar services. None of such compensation represents consideration for the exchange of Company Common Stock for New Common Stock. None of the New Common Stock to be received by Company shareholders in the Merger will be separate consideration for or otherwise allocable to anything other than Company Common Stock, such as for services or any covenant not to compete.

     21. There is no intercorporate indebtedness existing between New Parent and Company or between Holding Company and Company that was issued, acquired or will be settled at a discount as a result of the Merger.

     22. The percentage of Company Common Stock held by dissenting Company shareholders will be less than 1% of the total outstanding Company Common Stock.

     23. For the tax period ending on or immediately prior to the Merger, Company, New Parent, Holding Company and Merger Sub will constitute a controlled group within the meaning of Section 1563, determined without regard to Section 1563(b)(2), with Company as the common parent corporation, and such controlled group will file a consolidated federal income tax return for such tax period with Company as the common parent corporation.

     24. None of Company, New Parent, Holding Company or Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code or under Section 351(e)(1) and Treasury regulation 1.351-1(c)(1)(ii).

     25. None of Company, New Parent, Holding Company or Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code and the New Common Stock received by Company shareholders in the Merger will not be used to satisfy any indebtedness.

     26. The information contained in the Registration Statement is true, accurate and complete in all respects.

     27. The Merger will be consummated pursuant to the Agreement and the Registration Statement.

     28. Company is not obligated to undertake the Reorganization by the terms or provisions of the KUI Transactions or by any other agreement between the Company and KUI or the former shareholders of KUI.

     29. The KUI Transactions were not dependent upon Company initiating or consummating the Reorganization and will not be affected, in any manner, by the consummation or failure to consummate the Reorganization.

     30. Company intended to undertake the Reorganization regardless of whether the KUI Transactions were consummated and the proposal of the Reorganization by Company and the consummation of the Reorganization were not dependent upon the consummation of the KUI acquisition.

     31. No negotiations have taken place between Company and KUI or the former shareholders of KUI regarding the implementation, terms or provisions of the Reorganization.

     32. The KUI Transactions were undertaken for business reasons that were unrelated to the Reorganization.

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     33.  The Reorganization was first considered by Company and is being proposed for business reasons that are unrelated to the KUI Transactions.

     34. The Reorganization is not being undertaken to avoid federal income taxes, to obtain any tax advantages or to effect a transfer of the assets of KUI which were acquired by KUA in the KUI Transactions.

     35. Except for guarantees by New Parent, Holding Company, Hughes and KUA with respect to the New Credit Facility, no Company shareholder or affiliate of any Company shareholder has guaranteed, pledged collateral with respect to or otherwise provided security for, any borrowing, liability or other obligation of Company, Hughes or KUA. No funds borrowed under the New Credit Facility has or will be directly or indirectly distributed to or otherwise transferred to Company shareholders.

     36.  No fractional shares of New Common Stock will be issued in the Merger.

     37. No New Parent stock or securities will be issued for services rendered to or for the benefit of New Parent in connection with the Reorganization, and no stock or securities will be issued for indebtedness of New Parent that is not evidenced by a security or for interest on indebtedness of New Parent which accrued on or after the beginning of the holding period of the Company shareholders for the debt.

     38. None of the Company Common Stock to be converted into New Common Stock in the Merger is "section 306 Stock."

     39. The Reorganization is not the result of the solicitation by a promoter, broker, or investment house.

     40. The Company shareholders will not retain any rights in the Company Common Stock.

     41. With respect to each Company shareholder, the adjusted basis and the fair market value of the Company Common Stock converted into New Common Stock in the Merger will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by Holding Company and New Parent plus any liabilities to which such Company Common Stock is subject.

     42. There is no indebtedness between New Parent and the Company shareholders or between the Holding Company and Company shareholders and there will be no indebtedness created in favor of the Company shareholders, New Parent or Holding Company as a result of the Reorganization.

     43. No liabilities of the Company shareholders will be assumed by New Parent or Holding Company in the Reorganization and the Company Common Stock to be converted into New Common Stock will not be subject to any liabilities.

     44. The Merger and Reorganization will occur under a plan agreed upon before the transaction in which the rights of New Parent, Holding Company, Company and Merger Sub are defined.

     45. All the steps in the Reorganization will occur on approximately the same date.

     46. Taking into account any issuance of additional shares of New Common Stock; any issuance of shares of New Common Stock for services; the exercise of any New Common Stock rights, warrants, or subscriptions; a public offering of New Common Stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of New Common Stock to be received in the exchange, the Company shareholders (both including and excluding the former shareholders of KUI) will be in "control" of New Parent within the meaning of section 368(c) of the Code.

     47. Each nondissenting Company shareholder will receive New Common Stock approximately equal to the fair market value of their respective Company Common Stock.

     48.  New Parent will remain in existence after the Reorganization.

     49. To the best of the knowledge of the management of Company, the Company shareholders are not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of section 368(a)(3)(A) of the Code) and the shares of New Common Stock received in the exchange will not be used to satisfy the indebtedness of such debtor.

    50. New Parent will not be a "personal service corporation" within the meaning of section 269A of the Code.

    51. None of the shares of Company Common Stock to be converted into New Common Stock under the Merger was received by the Company shareholders or shares of Company Common Stock acquired by or held by Holding Company were acquired, as part of the liquidation of another corporation affiliated with New Parent, Holding Company, Company, Hughes, KUA or KUI.

    52. No stock or securities of Holding Company will be issued for services rendered to or for the benefit of Holding Company in connection with the Reorganization, and no stock or securities will be issued for indebtedness of Holding Company that is not evidenced by a security or for interest on indebtedness of Holding Company which accrued on or after the beginning of the holding period of New Parent for the debt.

    53. After the Merger, New Parent will not have any rights in the Company Common Stock.

    54. There is no indebtedness between Holding Company and New Parent and there will be no indebtedness created in favor of New Parent as a result of the Reorganization.

    55. There is no plan or intention on the part of Holding Company to redeem or otherwise acquire any New Common Stock to be issued in the Merger or any Holding Company stock.

    56. Taking into account any issuance of additional shares of Holding Company stock; any issuance of shares for services; the exercise of any Holding Company stock rights, warrants, or subscriptions; a public offering of Holding Company stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of Holding Company to be received in the exchange, New Parent will be in "control" of Holding Company within the meaning of section 368(c) of the Code. In addition, no person or entity has or will have any option or other right to acquire any equity interest in Holding Company.

    57. New Parent will not receive additional shares of stock of Holding Company as a result of the Reorganization because New Parent already owns all of Holding Company's stock.

    58. After the Reorganization, Holding Company will remain in existence and retain the Company Common Stock received in the Merger.

    59. There is no plan or intention by Holding Company to dispose of any Company Common Stock.

    60. Before and after the Reorganization, the only equity interests in New Parent shall be the New Common Stock. Before and after the Reorganization, the only equity interests in Company shall be the Company Common Stock. Before and after the Reorganization, the only equity interests in Holding Company shall be the common shares of Holding Company.

     61. Holding Company will not be a "personal service corporation" within the meaning of section 269A of the Code.

    62. The former shareholders of KUI who participated in the KUI acquisition received, in the aggregate, 10% or less of the outstanding Company Common Stock (as determined at the time of the KUI acquisition) in the KUI acquisition, currently hold, in the aggregate, 10% or less of the outstanding Company Common Stock and, after the Reorganization, will hold, in the aggregate, 10% or less of the outstanding New Common Stock.

     63. No Company shareholder acquired Company Common Stock with the plan, intent or purpose of participating in the Reorganization.


July [____], 1997



                                       QUALITY FOOD CENTERS, INC.


                                       By: _______________________________
                                           Name:
                                           Title:


                                       QUALITY FOOD, INC.


                                       By: _______________________________
                                           Name:
                                           Title:


                                       QUALITY FOOD HOLDINGS, INC.


                                       By: _______________________________
                                           Name:
                                           Title:


                                       QFC SUB, INC.


                                       By: _______________________________
                                           Name:
                                           Title: